LAW OFFICES OF
                         JEFFREY R. MATSEN & ASSOCIATES
(949) 442-9191                 5001 BIRCH STREET
FAX (949) 442-9199       NEWPORT BEACH, CALIFORNIA 92660      jmatsen@urjet.net

                                 August 16, 1999



PERSONAL AND CONFIDENTIAL
-------------------------

Jon Marple
Mary Blake
IJNT.NET, INC.
2800 Lafayette, #D
Newport Beach, CA  92663


Re:      Employment


Dear Jon and Mary:

The purpose of this letter is to set forth the terms of my employment with IJNT.NET.

1.       IJNT will employ me as Executive Vice President and General Counsel.

2. The term of my employment shall be for a period of three years commencing October 1, 1999 and terminating September 30, 2002.

3. I agree to devote my best efforts and all necessary time and continued energy to the business and affairs of IJNT. You acknowledge, however, that I have certain time commitments to existing clients of my legal practice. Accordingly, it is agreed that I will dedicate my efforts to you on a 75% time basis with the understanding that IJNT's business takes priority over my law practice.

4. My base compensation shall be in the amount of $200,000 per year payable semi monthly. This annual base compensation will be prorated on a 75% basis so that my annual compensation will be $150,000 and my monthly compensation will be $12,500. As additional consideration I will receive 50,000 shares of IJNT.NET's stock as a signing bonus as part of an S-8 Registration.

Jon Marple
Mary Blake
August 16, 1999
Page 2


5. As a further incentive and inducement to me, IJNT will grant me the option to purchase 300,000 shares of IJNT stock. The option price shall be 100% of the mean between the highest price and the lowest price per share in the transactions of the stock on July 13, 1999. The option may be exercised with respect to one-third of the option stock at any time up to the first year anniversary date of the term of this Agreement, one-half of the remainder at any time up to the second year anniversary of the term of this Agreement and the balance at any time thereafter up to the third year anniversary of the term of this Agreement.

6. In order to accommodate my expenses in relocating and reducing my law practice operations, you agree to pay me a relocation expense fee of $10,000.00 payable on September 15, 1999.

7. You agree to pay off the balance of my attorney's fees and costs owed by IJNT on or before October 1, 1999.

8. I am currently a Director of IJNT and of URJET BACKBONE NETWORK, INC. and UBEE NETWORKS. I agree to continue to serve in these capacities without receiving any Director's fees. I will also be a member of the Executive Committee of IJNT and of all its subsidiaries and divisions.

9. You agree to reimburse me for all expenses reasonably and necessarily incurred by me in the performance of my duties hereunder.

10. During the term of this Agreement I will be entitled to receive and participate in all benefits customarily offered to or conferred upon other executive officers and employees of IJNT.

11. You agree to hire Julie Wahlstedt as my Executive Assistant at a salary of $55,000 per year, payable semi monthly. Inasmuch as Julie will be assisting me in my law practice, her salary will be reduced by 25% so that IJNT will only pay the amount of $41,250 per year or $3,437.50 per month payable semi monthly to Julie and I will individually be responsible for payment of the other 25%. In addition, you agree to give Julie a signing bonus of 2,500 shares of IJNT.NET stock pursuant to an S-8 Registration.

Jon Marple
Mary Blake
August 16, 1999
Page 3


12. You also agree to hire Homa Hariri as the Legal Department word processor at an annual salary of $35,000. Since I will be utilizing Homa in my law practice I will agree to pay 25% of her salary so that IJNT's responsibilities will be to pay to Homa a salary of $26,250 per year or $2,187.50 per month payable semi monthly.

13. You will not be obligated to provide any health insurance for me, Julie or Homa, but you will pay me a fee of $1,000.00 per month to cover the cost of maintaining Julie and me on the health plan coverage that we currently have. This fee will be payable on the first day of every month.

If you are in agreement with the foregoing conditions, please sign below where indicated.

I am excited about this opportunity of working directly with you and I am looking forward to a mutually beneficial relationship.

Very truly yours,



JEFFREY R. MATSEN
JRM:hh

Jon Marple
Mary Blake
August 16, 1999
Page 4


THE UNDERSIGNED HEREBY APPROVE AND CONSENT TO THE FOREGOING.


                                    IJNT.NET, INC.


Dated:  August 18, 1999             By: /S/ JON MARPLE
                                       ----------------------------------------
                                       JON MARPLE, CEO and Chairman



                                    BY: /S/ MARY BLAKE
                                       ----------------------------------------
                                       MARY BLAKE, President